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                                                                    EXHIBIT 5.02

                        ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246
                            Telephone (704) 377-2536
                            Facsimile (704) 378-4000

                                  June 5, 2001

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention:  Mr. Stephen P. Zelnak, Jr.

Ladies and Gentlemen:

         We have served as North Carolina counsel to Martin Marietta Materials, Inc. (the "Company"), and are providing this opinion letter to you at your request in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offer of $250,000,000 in aggregate principal amount of the Company's 6-7/8% Notes due April 1, 2011 (the "New Notes") in exchange for $250,000,000 in aggregate principal amount of the Company's outstanding 6-7/8% Notes due April 1, 2011 issued on March 30, 2001 (the "Old Notes"). The New Notes and the terms and conditions of such offer (the "Exchange Offer") are more specifically described in the Registration Statement. The Old Notes were issued under, and the New Notes are to be issued under, the Indenture, dated as of December 7, 1998 (the "Indenture"), by and between the Company and First Union National Bank, as trustee (the "Trustee"). A copy of this opinion letter is also being provided to Willkie Farr & Gallagher, counsel assisting you in the preparation of the Registration Statement, with the understanding that Willkie Farr & Gallagher will rely upon this opinion letter in providing its opinion to be filed as an exhibit to the Registration Statement.

         We have examined the articles of incorporation and the bylaws of the Company, as incorporated by reference as Exhibits 3.01 and 3.02 to the Registration Statement, respectively, all corporate proceedings relating to the authorization of the Exchange Notes and the Exchange Offer and such other documents and records, including certificates of officers of the Company and of public officials, as we have deemed necessary in order to enable us to render this opinion.

         Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina; and


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Martin Marietta Materials, Inc.
June 5, 2001
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         2.       The execution and delivery of the Indenture has been duly
authorized by the Company, and the Indenture constitutes a legal, valid and binding obligation of the Company.

         3. The New Notes have been duly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee, and issued by the Company in accordance with the terms and conditions of the Indenture and Exchange Offer, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

         The foregoing opinions are limited to the laws of the State of North Carolina and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to being named in the Registration Statement and the prospectus included therein, as counsel who are passing upon certain legal matters with respect to the issuance of the New Notes and to the reference to our name under the caption "Legal Matters" in such prospectus. We also hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                       Very truly yours,


                                       ROBINSON, BRADSHAW & HINSON, P.A.



                                       /s/ Stephen M. Lynch
                                       ----------------------------------
                                       Stephen M. Lynch


cc:      Willkie Farr & Gallagher
         Attention:  Mr. Michael A. Schwartz